
                                                    CONTRACT DATA PAGE


PRODUCT:                                         SPINNAKER(r) ADVISOR - [SECTION 457 PLAN]

OWNER:                                           [ANY CITY EMPLOYEE RETIREMENT FUND]
                                                 [1234 MAIN ST.]
                                                 [ANY CITY, ANY STATE  99999-9999]

CONTRACT NUMBER:                                 [LP12345678]

CONTRACT DATE:                                   [12/01/2002]

GOVERNING JURISDICTION:                          [ANY STATE]

MAXIMUM ISSUE AGE FOR A PARTICIPANT:                    85.  The Certificate Date must be prior to the Participant's (and any Joint Annuitant's) 86th birthday.

MAXIMUM ANNUITIZATION AGE:                90.  Annuity payments must begin prior to the Participant's (and any Joint
Annuitant's) 91st birthday.

MINIMUM PURCHASE PAYMENTS PER PARTICIPANT IN FIRST CERTIFICATE YEAR:                                    $10,000.
This requirement can be satisfied in one or more of the following ways:
o    Initial Purchase Payment made on behalf of a Participant of $10,000 or more; or
o    Total Purchase Payments made on behalf of a Participant during the first Certificate Year of $10,000 or more; or
o    Total Purchase Payments made on behalf of all Participants each year is projected to result in an average annual contribution of $10,000 per Participant.

MINIMUM SUBSEQUENT PURCHASE PAYMENT PER PARTICIPANT:                                $30

MINIMUM ALLOCATIONS TO THE FIXED ACCOUNT OPTIONS PER PARTICIPANT:
         Dollar Cost Averaging Fixed Account Option - $5,000.
         Enhanced Fixed Account Option - No minimum.
         Guaranteed Interest Period Fixed Account Option - $1,000 for each selected Guaranteed Period.

MINIMUM WITHDRAWAL:  $250, or the certificate value if less.  The entire amount must be withdrawn out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than $500.

TRANSFERS:
The minimum amount that can be transferred out of an investment option at one time is:
o    $500, or the entire value if less, for transfers from any Portfolio or Guaranteed Period under the Guaranteed
     Interest Period Fixed Account Option.  The entire amount must be transferred if, after a transfer, the remaining balance would be less than $500.
o    $500, or the available transfer amount if less, for transfers from the Enhanced Fixed Account Option.  The available transfer amount is 15% of the Enhanced Fixed Account Option value per Certificate Year.  The available transfer amount is reduced by previous transfers or withdrawals made in the Certificate Year.

The minimum amount that can be transferred into an investment option is:
o    $50 for transfers into any Portfolio or the Enhanced Fixed Account Option; and
o    $1,000 for transfers into any new Guaranteed Period under the Guaranteed Period Fixed Account Option.

MORTALITY AND EXPENSE RISK CHARGE:  Equal on an annual basis to 1.25% of the average daily net assets of each Portfolio.

ASSET RELATED ADMINISTRATION CHARGE: Equal on an annual basis to 0.20% of the average daily net assets of each Portfolio.


DISTRIBUTION CHARGE: May be assessed on a withdrawal from the Enhanced Fixed Account Option if the withdrawal, together with prior withdrawals and transfers taken during the Certificate Year, exceed 15% of the Enhanced Fixed Account value.

              Certificate Year                         Distribution Charge
          --------------------------           -------------------------------------
                      1                               5% of amount withdrawn
                      2                               5% of amount withdrawn
                      3                               5% of amount withdrawn
                      4                               5% of amount withdrawn
                      5                               5% of amount withdrawn
                      6                               4% of amount withdrawn
                      7                               3% of amount withdrawn
                      8                               2% of amount withdrawn
                   After 8                            0% of amount withdrawn

WITHDRAWAL CHARGE: $25 or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in any Certificate Year.

TRANSFER CHARGE: Each Participant can make 12 transfers free of charge in any Certificate Year.  For each transfer after the 12th transfer in any Certificate Year, the transfer charge is $10 or 2% of the amount transferred, whichever is less.

MARKET VALUE ADJUSTMENT:  MVA = W x (Ic - In) x Fs where
         W  =   the amount withdrawn,  transferred,  or annuitized from a Guaranteed  Period under the Guaranteed  Interest
                Period Fixed Account Option;
         Ic  =  the interest rate, in decimal form, credited on the money withdrawn, transferred, or annuitized;
         In  =  the interest rate, in decimal form,  that would be credited on new money  allocated to a Guaranteed  Period of the same duration as the Guaranteed Period from which money is being taken;
         Fs =   the  adjustment  factor,  which  varies by the length of time  remaining in the  Guaranteed  Period and the interest rate credited on the money withdrawn, transferred, or annuitized;
         s  =   number of years remaining until the end of the Guaranteed Period from which money is being taken.  The adjustment factor for partial years will be interpolated between whole-year adjustment factors.

                               Adjustment Factors (Fs)
                Number of Years
                Remaining in the              Where              Where
               Guaranteed Period             I < 6%            I >= 6%
                                              c                 c
           ---------------------------     -------------      -------------

                         0                     0.00               0.00
                         1                     0.90               0.90
                         2                     1.80               1.75
                         3                     2.60               2.50
                         4                     3.40               3.15
                         5                     4.10               3.80
                         6                     4.80               4.35
                         7                     5.40               4.85
                         8                     6.00               5.35
                         9                     6.50               5.75
                        10                     7.00               6.15

The MVA will be adjusted if, upon total withdrawal from a Guaranteed Period, the MVA would reduce the Participant's value in that Guaranteed Period below 100% of the original amount allocated to that Guaranteed Period accumulated at 3%
annualized interest and adjusted for any prior withdrawals.

PREMIUM TAXES: As of the contract date, premium taxes are not charged in the state in which the Contract was delivered.



ELIGIBLE INVESTMENTS:
[SAFECO RST Bond Portfolio]                                     [Fidelity(r) VIP Growth Opportunities Portfolio]
[SAFECO RST Equity Portfolio]                                   [Franklin Small Cap Fund - Class 2]
[SAFECO RST Growth Opportunities Portfolio]                     [Franklin U.S. Government Securities Fund - Class 2]
[SAFECO RST Money Market Portfolio]                             [INVESCO VIF-Real Estate Opportunity Fund]
[SAFECO RST Northwest Portfolio]                                [JPMorgan U.S. Disciplined Equity Portfolio]
[SAFECO RST Small Company Value Portfolio]                      [Mutual Shares Securities Fund - Class 2]
[AIM V.I. Aggressive Growth Fund (Series I Shares)]             [Scudder VS I Balanced Portfolio]
[AIM V.I. Growth Fund (Series I Shares)]                        [Scudder VS I International Portfolio]
[American Century(r)VP Balanced]                                [Templeton Developing Markets Securities Fund - Class 2]
[American Century(r) VP International]                          [Templeton Growth Securities Fund - Class 2]
[American Century(r) VP Value]                                  SAFECO Life Dollar Cost Averaging Fixed Account Option
[Dreyfus IP - MidCap Stock Portfolio - Initial Shares]                  [6-month period]
[Dreyfus IP - Technology Growth Portfolio - Initial Shares]            [12-month period]
[The Dreyfus Socially Responsible Growth Fund, Inc. - Initial   SAFECO Life Enhanced Fixed Account Option
Shares]                                                         SAFECO Life Guaranteed Interest Period Fixed Account Option
[Dreyfus VIF - Appreciation Portfolio - Initial Shares]                    1-Year Guaranteed Period
[Dreyfus VIF - Quality Bond Portfolio - Initial Shares]                    2-Year Guaranteed Period
[Federated High Income Bond Fund II]                                       3-Year Guaranteed Period
[Federated Utility Fund II]                                                4-Year Guaranteed Period
[Fidelity(r) VIP Growth Portfolio]                                       (Longer Guaranteed Periods may be available.  Contact your
[Fidelity(r) VIP Growth & Income Portfolio]                              Registered Representative or SAFECO Life for details.)

SEPARATE ACCOUNT: SAFECO Separate Account C

ANNUITY SERVICE OFFICE:
Home Office:                                                     Mailing Address:
SAFECO Life Insurance Company                                    SAFECO Life Insurance Company
Retirement Services                                              Retirement Services
5069 154th Place NE                                              P.O. Box 34690
Redmond, WA  98052-9669                                          Seattle, WA  98124-1690
Telephone:      800-4SAFECO
Fax:            425-376-5599



























Spinnaker(r)is a registered trademark of SAFECO Life Insurance Company
